Securities Purchased in Underwritings Involving Transactions with Sanford C. Bernstein and Co.


Subject to Rule 10f-3 Under the Investment Company Act of
1940





  10f-3 Transactions - January 1, 2015 - March 31,
2015





AB Funds


Portfolio
Security
Date
Purchased
*
Shares
Purchased
Price per
Share
Underwriting
Commission**
Shares
Purchased
by AB
including
the Funds
Total
Shares
Offered~
% of
Offering
Purchased
by AB
including
the Funds
***
Purchased
From
Shares
Held
3/31/15











AB Small Cap
Growth
Portfolio
Spark
Theraputics,
Inc.
1/30/2015

14,272
 $
23.00
 $
1.6100

200,000

7,000,000
2.86%
Credit
Suisse ^
0
AVPS Small
Cap Growth
Portfolio
Spark
Theraputics,
Inc.
1/30/2015

844
 $
23.00
 $
1.6100

200,000

7,000,000
2.86%
Credit
Suisse ^
0
AB Global
Thematic
Growth Fund
Spark
Theraputics,
Inc.
1/30/2015
6,979
 $
23.00
 $
1.6100

200,000

7,000,000
2.86%
Credit
Suisse ^
0
AVPS Global
Thematic
Growth
Portfolio
Spark
Theraputics,
Inc.
1/30/2015
1,294
 $
23.00
 $
1.6100

200,000

7,000,000
2.86%
Credit
Suisse ^
0
AB Select US
Equity
Portfolio
Spark
Theraputics,
Inc.
1/30/2015
3,402
 $
23.00
 $
1.6100

200,000

7,000,000
2.86%
Credit
Suisse ^
0
AB Select US
Long/Short
Portfolio
Spark
Theraputics,
Inc.
1/30/2015

18,711
 $
23.00
 $
1.6100

200,000

7,000,000
2.86%
Credit
Suisse ^
0
* With respect to the transactions, the issuer was incorporated in March 2013 less than three years, but the predecessor research efforts were established in 2004 at the Childrens Hospital of Philadelpihias Center for
Cellular and Molecular
Therapeutics. The securities purchased were 1 part of an issue registered under the Securities Act of 1933 and offered to the public, 2 purchased prior to the end of the first day on which any sales were made, at a price not more than the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities if not offered for subscription upon exercise of rights or, if so offered, purchased on or before the fourth day preceding the day on which the rights offering terminated, and 3 offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.













** The commission, spread or profit received or to be received by the principal underwriters was determined by the appropriate officers of the Adviser to be reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities sold during a comparable period of time.













~ Not inclusive of 15% over-allotment of shares greenshoe option from the full exercise of the underwriters in the offering.













*** Aggregate purchases by all AB buy-side clients, including the Fund, did not exceed 25% of the pricipal amount of the Offering.













^ Sanford C. Bernstein Co., LLC SCBCo., an affiliated broker-dealer of the Fund, was a member of the underwriting syndicate for this transaction and was allocated 10% of the Offering.
Other members of the underwriting syndicate for the Offering were as follows: J.P. Morgan Securities LLC, Credit Suisse Securities USA LLC, and Cowen and Company LLC.







ablegal -  2968760 v1